UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: July 20, 2007

(Date of earliest event reported)

CRITICAL PATH, INC.

(Exact name of registrant as specified in its charter)

California	0-25331	94-1788300
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 Harrison Street, 2nd Floor, San Francisco, California 94105

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (415) 541-2500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)	On July 20, 2007, the Compensation Committee (“Committee”) of the Board of Directors of Critical Path, Inc., a California corporation (the “Company”), approved changes to the compensation of certain of its named executive officers.

For James Clark, Chief Financial Officer, the Committee approved an increase in annual base salary to $310,000, effective retroactive to June 15, 2007.

For Mark Palomba, Chief Executive Officer, the Committee approved an increase in annual base salary to $375,000, effective retroactive to June 15, 2007, in recognition of his promotion to CEO of the Company.

The Committee also approved the following changes to Mr. Palomba’s 2007 incentive compensation plan effective for the second half of 2007: (i) Mr. Palomba’s potential profitability incentive has been increased to $43,750 for each of the final two quarters of 2007 if the Company is profitable for the quarter on an adjusted EBITDA basis; and (ii) an additional potential incentive bonus of up to $57,500 for achievement by the end of the fiscal year of certain performance objectives to be defined by the Committee. The other performance incentives in Mr. Palomba’s current compensation plan remain the same.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 26, 2007

CRITICAL PATH, INC.

By:	/s/ Michael A. Plumleigh
Michael A. Plumleigh
General Counsel and Secretary